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                                                                                                              EXHIBIT 12


                                                       MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                                        MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                                         COMPUTATION OF RATIOS OF EARNINGS TO
                                           COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                                   (dollars in thousands)



                                      FOR THE YEAR ENDED                 FOR THE YEAR ENDED              FOR THE YEAR ENDED
                                      DECEMBER 26, 2008                  DECEMBER 28, 2007               DECEMBER 29, 2006
                           ---------------------------------  ---------------------------------  ----------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED        PREFERRED       PREFERRED
                            CAPITAL TRUST V  FUNDING  V,L.P.   CAPITAL TRUST V  FUNDING  V,L.P.   CAPITAL TRUST V  FUNDING  V, L.P.
                           ----------------- ---------------  ----------------- ---------------  ----------------- ----------------


Earnings                       $ 63,795           $ 74,535        $ 63,795           $ 74,803         $ 63,795            $ 74,785
                               ========           ========        ========           ========         ========            ========


Fixed charges                  $      -           $      -        $      -           $      -         $      -            $      -

Preferred securities
 distribution
 requirements                    61,880             63,795          61,880             63,795           61,880              63,795
                               --------           --------        --------           --------         --------            --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 61,880           $ 63,795        $ 61,880           $ 63,795         $ 61,880            $ 63,795
                               ========           ========        ========           ========         ========            ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17             1.03                1.17


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